NOTICE OF GUARANTEED DELIVERY

                                      for

                        TENDER OF SHARES OF COMMON STOCK
           (Including the Associated Preferred Share Purchase Rights)

                                       of

                         GLOBAL MOTORSPORT GROUP, INC.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $0.001 per share (the "Shares"), of Global Motorsport Group, Inc., a Delaware corporation (the "Company"), and/or certificates for the associated preferred share purchase rights (the "Rights") issued pursuant to the Rights Agreement dated as of November 13, 1996, between the Company and American Stock Transfer and Trust Company, as Rights Agent (the "Rights Agent"), are not immediately available (including because certificates for Rights have not yet been distributed by the Company or the Rights Agent) or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary prior to the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See
Section 2 of the Offer to Purchase.

             TO: DAUPHIN DEPOSIT BANK AND TRUST COMPANY, DEPOSITARY
                                 (717) 255-2213

                         By Mail or Overnight Delivery:
                               213 Market Street
                         Harrisburg, Pennsylvania 17101
                         Attn: Corporate Trust Services
                              Mail Code: 001-01-02

                           By Facsimile Transmission:
                                 (717) 231-2615
                     -------------------------------------

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, IN EITHER CASE OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to Golden Cycle, LLC, a Pennsylvania limited liability company (the "Purchaser"), upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated April 7, 1998 (the "Offer to Purchase") and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of Shares and Rights (as such terms are defined in the Offer to Purchase) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase.


Name of Shares                            Name(s) of Record Holder(s):
               -------------------------
Number of Rights
                ------------------------  --------------------------------------
                                                     PLEASE PRINT

Certificate Nos. (if available):          --------------------------------------

----------------------------------------  --------------------------------------

                                          Address(es)
----------------------------------------             ---------------------------

                                          --------------------------------------
                                                       ZIP CODE

                                          --------------------------------------
                                               AREA CODE AND TELEPHONE NO.


(Check box if Shares or Rights will be tendered by book-entry transfer)  / /

Account Number at DTC
                      ----------------------------

Dated                    , 1998
      -------------------
                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares and/or Rights tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares and/or Rights, in any such case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other required documents (a) in the case of Shares, within three trading days after the date hereof and (b) in the case of Rights, within a period ending on the later of (i) three trading days after the date hereof or (ii) three business days after the date certificates for Rights are distributed to stockholders by the Company or the Rights Agent.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares and/or Rights to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. All terms used herein have the meanings set forth in the Offer to Purchase.

Name of Firm:
             -------------------------------------------------------------------
                                      AUTHORIZED SIGNATURE


Address:                                 Name:
        --------------------------------     -----------------------------------
                                                       PLEASE PRINT
                                         Title:
----------------------------------------       ---------------------------------
                                ZIP CODE
Area Code and
Tel No.:                                 Dated:
        --------------------------------       ---------------------------------

         NOTE: DO NOT SEND CERTIFICATES FOR SHARES AND/OR RIGHTS WITH THIS
               NOTICE; CERTIFICATES FOR SHARES AND/OR RIGHTS SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.